Exhibit 99.1

Pier 1 Imports, Inc. to Participate in the Raymond James 38th Annual Institutional Investors Conference

FORT WORTH, Texas--(BUSINESS WIRE)--March 1, 2017--Pier 1 Imports, Inc. (NYSE:PIR) today announced that it is participating in the Raymond James 38th Annual Institutional Investors Conference being held March 5-8, 2017, at the JW Marriott Orlando Grande Lakes Hotel in Orlando, Florida. Jeffrey N. Boyer, Executive Vice President and Chief Financial Officer, will deliver a presentation on Tuesday, March 7th at 7:30 a.m. Eastern Time.

A live audio webcast of the presentation, along with the Company’s presentation materials will be available through the Investor Relations section of pier1.com on the day of the presentation. The webcast will be available for 7 days following the event. The materials can be accessed by selecting “Investor Relations” on the Company’s homepage and linking through to the “Events” page.

About Pier 1 Imports

Pier 1 Imports is dedicated to offering customers exclusive, one-of-a-kind products that reflect high quality at a great value. Starting with a single store in 1962, Pier 1 Imports’ product is now available in retail stores throughout the U.S. and Canada and online at pier1.com. For more information about Pier 1 Imports or to find the nearest store, please visit pier1.com.

CONTACT:
Pier 1 Imports, Inc.
Bryan Hanley, 817-252-6083